July 15, 2005

Echo Healthcare Acquisition Corp.

8000 Towers Crescent Drive

Suite 1300

Vienna, VA 22182

Roth Capital Partners, LLC

24 Corporate Plaza Drive

Newport Beach, CA 92660

Re:	Initial Public Offering

Gentlemen:

The undersigned stockholder, officer and/or director of Echo Healthcare Acquisition Corp. (the “Company”), in consideration of Roth Capital Partners, LLC (“Roth Capital”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1.           If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote: (i) all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares, and (ii) all other shares of common stock then owned by him, whether purchased in or after the IPO, in favor of a Business Combination, as a result of which the undersigned acknowledges and agrees that he will not be entitled to exercise the conversion rights offered to the Company’s public stockholders as to any other shares of common stock owned by him.

2.           In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. In such event, the undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Fund (as defined in the Letter of Intent) as a result of such liquidation with respect to his Insider Shares acquired in or after the IPO (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company, pro rata with the other directors of the Company based on the number of Insider Shares held by each such individual, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor that is owed money by the Company for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund (as defined in the Letter of Intent).

3.           In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to the undersigned’s exploitation of that opportunity in any way or the presentation to any other person or entity unless the opportunity is rejected by the Company, those opportunities to acquire an operating business or any real property or related assets the undersigned reasonably believes are suitable opportunities for the Company, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, but subject, in each case, to any pre-existing fiduciary obligations the undersigned might have.

4.            The undersigned acknowledges and agrees that the Company will not consummate any Business Combination that involves a company that is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Roth Capital that the business combination is fair to the Company’s stockholders from a financial perspective.

5.            Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination and Windy City, Inc. (“Related Party”) shall be allowed to charge the Company $7,500 per month, representing an allocable share of Related Party’s overhead to compensate it for the Company’s use of Related Party’s offices, utilities and personnel.

6.            Neither the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.            The undersigned will escrow his Insider Shares for the three-year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8.            The undersigned agrees to be the Chairman and Chief Executive Officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Roth Capital and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and Roth Capital and annexed as Exhibit B hereto is true and accurate in a ects. The undersigned represents and warrants that:

(a) he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.            The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as the Chairman and Chief Executive Officer of the Company.

10.            The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Roth Capital and its legal representatives or agents (including any investigative search firm retained by Roth Capital) any information they may have about the undersigned’s background and finances (“Information”). Neither Roth Capital nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

11.            As used herein, (i) a “Business Combination” shall mean an acquisition by the Company by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise and as otherwise described in the registration statement relating to the IPO, of an operating business or real property assets, one or more domestic or international assets or an operating business in the healthcare industry; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

12.            The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of Delaware or the United States District Court for the District of Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

By: /s/ Gene E. Burleson
Name: Gene E. Burleson Title: Chairman and Chief Executive Officer

Exhibit A

Gene E. Burleson, Chairman and Chief Executive Officer

•	Over 24 years of experience in the healthcare industry;
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President and Chief Operating Officer and member of the board of directors of American Medical International, Inc. (formerly listed on NYSE), or AMI, formerly one of the leading hospital management companies in the United States, from 1986 to 1989. Prior to serving as President of AMI, Mr. Burleson was President and Chief Executive Officer of American Medical International--European Operations for nine years. Mr. Burleson began his employment with AMI in 1974;

•

Chairman of the board of directors of GranCare, Inc. (formerly listed on NYSE), or GranCare, an operator of long-term care facilities and pharmacy operations, from 1989 to 1997 and President and Chief Executive Officer of GranCare from 1990 to 1997. Mr. Burleson helped to increase revenue from $18.7 million in 1989 to over $1 billion in 1996;

•

From February 1997 to August 1997, Chief Executive Officer and member of the board of directors of Vitalink Pharmacy Services, Inc. (formerly listed on NYSE) after its merger with the pharmacy operations of GranCare;

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In 2000, formed the blank check acquisition company, Sovereign Medical Acquisition Co., raising $9 million from private investors, and acquired HealthMont Inc., an operator of community hospitals, which was subsequently acquired by SunLink Health Systems, Inc. (AMEX:SSY), an owner and operator of acute care hospitals;

•

Member of the board of directors of SunLink Health Systems, Inc. since 2003 and a member of the board of directors of HealthMont Inc. from 2000 until its acquisition by SunLink Health Systems, Inc. in 2003;

•	Chairman of the board of directors of Mariner Post-Acute Network, Inc., an operator of long-term care facilities, from 2000 to 2002;
•	Chairman of the board of directors of Alterra Healthcare Corporation (formerly listed on AMEX), a developer and operator of assisted living facilities from 2000 to the present;
•	Member of the board of directors of Prospect Medical Holdings, Inc. (AMEX:PZZ), a provider of management services to affiliated independent physician associations, since 2004;
•	Member of the board of directors of Nesco Industries, Inc. (OTCBB:NESK.OB), a manufacturer of aqueous polymer Hydrogel used for wound care and transdermal drug delivery systems, since 2004;
•	Member of the board of directors BioHorizons Implant Systems, Inc., a provider of dental implants and related products, since 1998;
•	Member of the board of directors Med Images, Inc., a provider of integrated documentation services to surgeons and hospitals through multimedia technology, since 1998;
•	Member of the board of directors Marina Medical, Inc., a provider of medical billing and accounts receivable management services to hospital based physicians, since 1999;

•	Member of the board of directors Footcare Associates, Inc., a provider of therapeutic and diabetic footwear, since 2004; and
•	Member of the board of directors of David Braun Productions, Inc., a provider of children’s television programs, since 2003.

Mr. Burleson, our Chairman of the Board and Chief Executive Officer, served as Chairman of the Board of Directors of Mariner Post-Acute Network, Inc., an operator of long-term care facilities, from January 2000 to June 2002. Mr. Burleson also served as Chairman of the Board of Directors of Alterra Healthcare Corporation, a developer and operator of assisted living facilities. Mr. Burleson currently serves on the Board of Directors of: Deckers Outdoor Corporation (Nasdaq:DECK), an outdoor shoe company; Prospect Medical Holdings, Inc. (AMEX:PZZ), a provider of management services to affiliated independent physician associations; SunLink Health Systems, Inc. (AMEX:SSY), an owner and operator of acute care hospitals; and Nesco Industries, Inc. (OTCBB:NESK.OB), a manufacturer of aqueous polymer Hydrogel used for wound care and transdermal drug delivery systems. In addition, Mr. Burleson is involved with several private companies, including BioHorizons Implant Systems, Inc., a provider of dental implants and related products; Med Images, Inc., a provider of integrated documentation services to surgeons and hospitals through multimedia technology; Marina Medical, Inc., a provider of medical billing and accounts receivable management services to hospital based physicians; Footcare Associates, Inc., a provider of therapeutic and diabetic footwear; and David Braun Productions, Inc., a producer of children’s television programming. Mr. Burleson served as Chairman of the Board of GranCare (formerly an NYSE listed company) from 1989 to 1997. Additionally, Mr. Burleson served as President and Chief Executive Officer of GranCare from 1990 to 1997. Upon completion of the merger of GranCare’s pharmacy operations with Vitalink Pharmacy Services, Inc. in 1997, he became Chief Executive Officer and a Director of Vitalink Pharmacy Services Inc. (formerly an NYSE listed company). Mr. Burleson resigned as Chief Executive Officer and Director of Vitalink Pharmacy Services, Inc. in 1997. From 1986 to 1989, Mr. Burleson served as President, Chief Operating Officer and a Director of AMI, an owner and operator of acute care hospitals. Based in London from 1981 to 1986, Mr. Burleson served as Managing Director of AMI’s international operations. Mr. Burleson graduated from East Tennessee State University with a Bachelor of Science in accounting and earned an M.B.A. in 1972.

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